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                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES



Staff Capital, L.P.

Staff Leasing, L.P.

Staff Leasing II, L.P.

Staff Leasing III, L.P.

Staff Leasing IV, L.P.

Staff Leasing V, L.P.

Staff Leasing of Georgia, L.P.

Staff Leasing of Georgia II, L.P.

Staff Leasing of Georgia III, L.P.

Staff Leasing of Texas, L.P.

Staff Leasing of Texas II, L.P.

Staff Insurance, Inc.

Staff Acquisition, Inc.